As filed with the Securities and Exchange Commission on September 14, 2007

Registration No. 333-137380

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 1
to
Form SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENESIS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	6552	20-2775009
(State or other jurisdiction of	(Primary standard industrial	(I.R.S. employer
incorporation or organization)	classification code number)	identification number)

1525 Clover Hill Rd.
Mansfield, TX 76063
(817) 477-3863
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Jason Pratte
Chief Executive Officer
1525 Clover Hill Rd.
Mansfield, TX 76063
(817) 477-3863
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Stephen R. Boatwright, Esq.
Alicia M. Corbett, Esq.
Keller Rohrback, PLC
3101 N. Central Ave., Suite 1400
Phoenix, AZ 85012
(602) 248-0088

Approximate date of commencement of proposed sale to the public:    Not Applicable.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the earlier registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

This post-effective amendment will become effective in accordance with the provisions of Section 8(c) of the Securities Act.

TERMINATION OF OFFERING AND REMOVAL OF SECURITIES FROM REGISTRATION

On September 15, 2006, Genesis Holdings, Inc. (“Genesis”) filed Registration Statement No. 333-137380 on Form SB-2, as amended from time to time thereafter (the “Registration Statement”), to register 4,800,000 shares of common stock, par value $0.001, to be offered by Genesis and certain shareholders named therein (the “Selling Shareholders”).

The Genesis Board of Directors has decided to terminate the primary offering portion of the Registration Statement. Genesis hereby removes from registration all of the 3,000,000 shares of common stock that have not already been sold by Genesis pursuant to the Registration Statement. The 1,800,000 shares being offered by the Selling Shareholders are not being removed from registration and may continue to be offered and sold pursuant to the Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mansfield, Texas, on September 14, 2007.

Genesis Holdings, Inc.

Date: September 14, 2007	By:	/s/ Jason Pratte
Jason Pratte, President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jason Pratte	President, Chief Executive Officer,	September 14, 2007
Jason Pratte	Chief Financial Officer and Director

/s/ Larry Don Bankston	Director	September 14, 2007
Larry Don Bankston